SEPARATION AGREEMENT AND GENERAL RELEASE This Separation Agreement and General Release (the “Agreement”), is entered into by Nathan Kroeker, on behalf of himself and his heirs, estate, executors, administrators, representatives, successors, and assigns (collectively, “Employee”), and Eos Energy Storage LLC, on behalf of itself and its former, present, and future parent corporations, stockholders, members, subsidiaries, and affiliates, and each of their respective former, present, and future directors, officers, members, managers, employees, agents, representatives, and insurers, and/or any other related entity (collectively, “Company”) effective as of September _____, 2026. Employee and Company may also be referred to individually as a “Party,” and/or collectively as the “Parties.” Background The Parties’ relationship is set forth in a January 20, 2023 Employment Agreement (“Employment Agreement”) and per the terms of the Employment Agreement, on August 21, 2026, the Company provided Employee with a Notice of Termination. The Parties desire, without any concession or admission of unlawful conduct, liability, fault or wrongdoing, to effect a full, complete, final and binding settlement and compromise of all disputes and/or issues that have been raised or could be raised by Employee arising out of or in any way related to Employee’s employment with and/or separation from Company and/or any other fact or occurrence prior to the date this Agreement is signed. Terms and Conditions NOW THEREFORE, for good and valuable consideration, and intending to be legally bound, each Party hereby agrees to the following: 1. Separation of Employment, Transition Date and On-Going Indemnity: (a) Effective as of August 24, 2026 (the “Transition Date”), Employee shall remain employed with the Company as a non-executive employee from the period beginning on the Transition Date and ending on October 20, 2026 with an October 21, 2026 date of separation (the “Separation Date”). During this time, Employee shall work with the Company’s leadership to affect a smooth transition of responsibilities. Employee shall have no duties, responsibilities, or authority and shall not hold himself out after the Separation Date as an employee, agent or representative of the Company and shall have no authority to bind the Company or any of its affiliates in any manner. (b) Effective as of the Transition Date, Employee hereby resigns from all positions held by Employee with the Company. Employee agrees to execute letters of resignation and/or other documents as may be required or requested by the Company and otherwise cooperate fully and take all steps reasonable and necessary to effectuate or evidence the resignation(s) set forth in this Section. Effective as of the Transition Date, Employee shall not be an “executive officer” of the Company for the purposes of the rules and regulations of the U.S. Securities and Exchange Commission or an “officer” of the Company for purposes of Section 16 of the Securities Exchange Act of 1934, as amended. (c) From August 21, 2026 through the Separation Date, Employee will continue to receive Employee’s current annual base salary, paid in accordance with the Company’s normal payroll practices and applicable withholdings. Employee will continue to receive benefits, as elected by Employee, from the Company. As of the Separation Date, Employee shall not be eligible to participate in, or be covered by, any employee benefit plan or program offered by or through the Company, and Employee shall not receive any benefits or payments from the Company, except as otherwise provided in this Agreement, under the terms of applicable benefits plans, or by law. The Company may, in its sole discretion, accelerate the timing of the

Page 2 Separation Date, in which case the Company will pay in lieu of notice the amount of base salary that Employee would have received had he remained employed though the Separation Date. (d) The Parties are signatories to a January 23, 2023 Indemnity Agreement (“Indemnity Agreement”). As provided for in Section 14 of the Indemnity Agreement, the Indemnity Agreement remains in effect following Employee’s Separation Date. Employee is a named defendant in Yung v. Eos Energy, Case No. 26-CV-02372 (D. N.J.) and In re Eos Energy Enterprises, Inc. Stockholder Derivative Litigation, Master File No 2:26-CV-02587 (D. N.J.) and the Company previously agreed to indemnity Employee in both cases as provided for in the Indemnity Agreement. 2. Final Pay, Equity; Cooperation with Company: (a) Final Pay: Employee’s final pay for wages earned through the Separation Date will occur in accordance with Company’s regular payroll schedule (or, if applicable state law requires an earlier payment, in accordance with state law). If Employee has any accrued, unused PTO, it will be included in Employee’s final pay (less applicable deductions and withholdings) regardless of whether Employee signs this Agreement. (b) Notice Period. Pursuant to Section 7(e) of the Employment Agreement, Employee is entitled to at least sixty (60) days’ notice prior to a termination of employment. Employee acknowledges and agrees that the period between August 21, 2026 and the Separation Date satisfies such notice period, as a result, Employee is not entitled to any payment in lieu of notice under Section 7 (e) of the Employment Agreement. (c) Cooperation with Company: In addition to such other duties as may be reasonably directed by the Chief Executive Officer from time to time, between the Transition Date and the Separation Date, Employee agrees to be reasonably available during regular business hours to respond to any inquiries from the Company related to their operations during Employee’s employment. Additionally and following the Separation Date, Employee agrees to reasonably cooperate in defense of any actual or potential obligation, claim, demand, deficiency, levy, fine, penalty, interest, assessment, execution, judgment, recovery, dispute, lawsuit, subpoena or grievance (collectively “Disputes”) initiated or currently in progress against Company and related in any way to their operations during Employee’s employment, even if Employee is not named as a party. Such cooperation shall include, without limitation, being available, upon reasonable notice, to counsel for Company to provide information relating to such Disputes and appearing for depositions, trial, settlement negotiations, or other activities in defense of the Disputes as requested by Company and/or its counsel. If Employee’s cooperation includes more than a de minimus amount of time such as a brief telephone call, Company shall compensate Employee for his time at a rate of $250 per hour and reimburse Employee for expenses reasonably incurred and approved in advance by Company which are directly related to fulfilling Employee’s duties under this Section 2(c), except as prohibited by law. Employee’s obligations under this Section 2(c) are subject to Employee’s Protected Rights (as defined below). 3. Consideration: In exchange for the representations and promises set forth in this Agreement, and provided that Employee signs and returns this Agreement (including the Bring-Down Release) and does not revoke it, the Company shall provide Employee with the following payments and consideration (the “Separation Consideration”) as set forth in more detail below. Any gross payments set forth below will be subject to all withholdings and deductions as may be required by law. (a) Salary Continuation. Employee will receive twelve months of base salary, $470,000, paid in periodic installments on the Company’s regular payroll dates (“Salary Continuation”). Salary Continuation will begin no later than the next payroll date immediately following the 60 th day after the Bring- Down Release Effective Date.

Page 3 (b) Pro-Rata Bonus. A cash payment equal to Employee’s annual bonus for 2026 under the Company’s Short-Term Incentive Plan, subject to actual achievement of the applicable performance conditions, pro-rated with respect to Employee’s service during 2026 prior to the Separation Date. The Company will pay this amount at such time 2026 bonuses are paid to the Company’s executive officers, and in no event later than March 15, 2027. (c) Treatment of Equity Awards. As of the Transition Date, Employee holds certain awards of restricted stock units (“RSUs”) and performance stock units (“PSUs”) granted pursuant to Eos Energy Enterprises, Inc. Amended and Restated 2020 Incentive Plan (the “Plan”). From now until the Separation Date, Employee’s RSUs and PSUs will remain subject to the vesting and forfeiture rights and obligations in the Plan and any equity award agreement(s) Employee may have signed. Effective as of the Bring- Down Release Effective Date, each of Employee’s unvested RSUs shall vest and be settled as soon as practicable and no later than sixty (60) days of the Bring-down Release Effective Date (and in no event later than March 15th of the calendar year following the Separation Date). In addition, Employee’s PSUs shall remain outstanding following the Separation Date and shall remain eligible to vest pro-rata based on the number of full calendar months elapsed from the applicable grant date through the Separation Date (as compared to the total number of months from the applicable grant date through the end of the applicable performance period), subject to the Company’s actual level of achievement of the applicable performance conditions set forth in the applicable PSU award agreements, which shall be settled at the same time and in the same manner as if Employee had remained employed through the applicable performance period, as certified by the Compensation Committee using the same methodology applied to other participants in the applicable award. Except as otherwise notes in this subparagraph, all other equity awards granted to Employee shall be forfeited on the Separation Date for no consideration. (d) All payments and other compensation described in this Agreement are subject to withholding for taxes and other applicable deductions in the amounts and at the times that the Company determines are required or authorized by law. Employee shall be responsible for any additional personal income taxes imposed on Employee as a result of Employee's individual tax treatment of payments made pursuant to this Agreement. Employee acknowledges that this Separation Consideration is an amount to which Employee is not otherwise entitled. Employee further acknowledges and agrees that, if Employee materially violates any of Employee’s post-employment obligations under any agreement with Company or engages in any of the activities precluded by an applicable restrictive covenant, Employee shall forfeit the right to receive any unpaid portion of the Separation Consideration. 4. General Waiver and Release of All Claims: (a) Based on the Separation Consideration, which Employee agrees is sufficient consideration to which Employee is not otherwise entitled, Employee, on behalf of himself and his family, agents, representatives, heirs, executors, trustees, administrators, attorneys, successors and assigns (the “Releasors”), hereby irrevocably and unconditionally release, settle, cancel, acquit, discharge and acknowledge to be fully satisfied, and covenant not to sue the Company and each of its respective past and/or present parents, subsidiaries, affiliates, successors and assigns, and each of their respective predecessors, and past and/or present directors, managers, officers, employees, agents or other representatives, and employee benefit plans of the Company or its affiliates, including, but not limited to, trustees and administrators of these plans, in each case, in their individual and/or representative capacities (collectively, the “Releasees”) from any and all claims, contractual or otherwise, demands, costs, rights, causes of action, charges, debts, liens, promises, obligations, complaints, losses, damages and all liability of whatever kind and nature, whether known or unknown, and hereby waive any and all rights that he, she or it may have, from the beginning of time up to and including the time of signing this Agreement, or that otherwise may exist or may arise in respect of Employee’s employment or separation from employment with the Company, or is in any way connected with or related to any applicable compensatory or benefit plan, program, policy or arrangement, including, but not limited to, any claims arising under any United States federal, state or local laws or any applicable laws of any other country, including, but not limited to, any and all claims under Title

Page 4 VII of the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, as amended, the Age Discrimination in Employment Act of 1967, as amended, the Older Workers Benefit Protection Act of 1990, the Equal Pay Act, the Americans with Disabilities Act of 1990, as amended, the Family and Medical Leave Act of 1993, the Employee Retirement Income Security Act of 1974, as amended, and any and all other United States federal, state or local regulations, ordinances or public policies, any common law or equity claims and any applicable laws of any other country, or claims under any policy, agreement, understanding or promise, written or oral, formal or informal, between the Company and any of its affiliates and Employee, now or hereafter recognized, including claims for wrongful discharge, slander and defamation, as well as all claims for counsel fees and costs: provided, that such released claims shall not (i) include any claims to enforce Employee’s rights under, or with respect to, this Agreement (including with respect to the Separation Consideration), (ii) include any claims that may arise after Bring-Down Release Effective Date, (iii) include any claim that cannot be waived as a matter of law, (iv) include any claims for vested employee benefits, (v) include any right to exercise options or other equity awarded under the Plan, as amended from time to time, or (vi) be considered a waiver of or otherwise limit your rights in Employee’s capacity as an officer of the Company to indemnification, exculpation, or liability or advancement of expenses under the Company’s governing documents or benefits under any directors or officers insurance policy maintained by the Company (the foregoing sub-clauses (i) through (iv) shall collectively be referred to as the “Retained Claims”). (b) Subject to Employee’s Protected Rights, the Releasors agree not to bring any action, suit or proceeding whatsoever (including the initiation of governmental proceedings or investigations of any type) against any of the Releasees hereto for any matter or circumstance concerning which the Releasors have released the Releasees under this Release Agreement. Further, subject to Employee’s Protected Rights, the Releasors agree not to encourage any other person or suggest to any other person that he, she or it institute any legal action against the Releasees. Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Agreement shall be construed to prohibit Employee from (i) complying with a subpoena with regard to an investigation conducted by the appropriate local, state, or federal agency; (ii) filing or disclosing any facts necessary to receive unemployment insurance, Medicaid, or other public benefits to which Employee is entitled; (iii) asserting claims for wages, bonuses, vacation and sick pay that become due after the date of this Agreement; or (iv) asserting claims for breach of this Agreement. 5. No Right to Rehire: Employee recognizes and agrees that Employee has no right of rehire pursuant to this Agreement, or otherwise. 6. Agreement as Complete Defense: The Parties understand that this Agreement, and the releases it contains, is a complete defense to any claim or entitlement which Employee may at any time assert against Company in any suit or claim for or on account of any matter or thing whatsoever occurring up to and including the date the Agreement is signed by both Parties. 7. Restrictive Covenants and Confidentiality: As set forth in the Employment Agreement in Paragraph 8, Employee acknowledges that the Restrictive Covenants detailed therein continue during the Transition Period as well as following Employee’s Separation Date. (a) Subject to the other terms and conditions of this Agreement, including Employee’s Protected Rights, Employee agrees to keep the following matters strictly confidential: (i) the existence and terms of this Agreement (unless this Agreement is publicly filed at the time); and (ii) the claims which were or could have been asserted, either expressly or by implication, by Employee in any action against Company. (b) These matters are to be held in strict confidence by Employee. Subject to Employee’s Protected Rights: (A) Employee agrees that all the above-described matters shall be kept confidential and shall

Page 5 not be discussed, disclosed or otherwise revealed to any person or entity, in either general or specific terms except: (i) to a member of Employee’s immediate family, attorney or tax advisor; (ii) with the prior written consent of Company; (ii) pursuant to an order of a court or an order or request by a governmental body or agency having jurisdiction to issue such order or request, in which event Employee shall make every reasonable effort to notify Company prior to any such disclosure; (B) To the extent that Employee provides details to anyone as permitted in paragraph (b)(i), Employee will advise any person of the obligation to keep the terms of this Agreement strictly confidential. (c) On or within seven (7) days of Employee’s Separation Date, Employee will provide the Company with a completed Certification in the form as provided in Exhibit B. 8. Affirmations: To the extent Employee may be classified as nonexempt, is later deemed nonexempt, or later claims Employee should have been classified as nonexempt, Employee affirms that Employee has reported all hours worked as of the date of this Agreement and has been paid and/or has received all leave (paid or unpaid), compensation, regular wages, bonuses, commissions, vacation pay, shares, stock options and/or benefits to which Employee may be entitled and that no other leave (paid or unpaid), compensation, wages, bonuses, commissions and/or benefits are due to Employee. Employee furthermore affirms that Employee has no known workplace injuries or occupational diseases and has been provided and/or has not been denied any leave requested, allowed, or provided for under the Family and Medical Leave Act, and/or any other federal, state or local leave law. Subject to Employee’s Protected Rights, Employee further affirms Employee has not complained of and is not aware of any fraudulent activity or any act(s) which would form the basis of a claim of fraudulent or illegal activity of Company. 9. No Admission of Liability: This Agreement shall not in any way be construed as an admission by Company that it has acted wrongfully with respect to Employee or any other person or employee, or that Employee has any rights whatsoever against Company. Company specifically disclaims any liability to, or wrongful acts against, Employee. It is fully understood and agreed that each Party shall pay that Party’s own attorney’s fees and costs pertaining to the resolution of this matter. 10. Protected Rights: No provision in this Agreement or otherwise prohibits or restricts Employee (or Employee’s attorney) from engaging in legally protected activity (such as for example engaging in concerted or protected activity pertaining to the terms and conditions of employment) or initiating communications directly with, or responding to any inquiry from, or providing testimony before, any self-regulatory organization or state or federal regulatory authority (a “Government Agency”) regarding this Agreement, the underlying facts or circumstances or any matters related to Employee’s employment with Company. This Agreement does not require Employee to contact the Company regarding the subject matter of any such communications before engaging in such communications or obtain prior authorization of the Company to make any such reports or disclosures. The Company may not retaliate against Employee for any of these activities, and nothing in this Agreement or otherwise requires Employee to waive any monetary award or other payment Employee might become entitled to from the Government Agencies (subject to the following sentence). Further, nothing in this Agreement or otherwise shall interfere with Employee’s right to file a charge of discrimination or unfair labor practice with or cooperating or participating in an investigation or proceeding conducted by the Equal Employment Opportunity Commission or like charge or complaint with a state or local fair employment or labor regulator; however, the consideration provided by this Agreement shall be the sole relief provided to Employee and Employee agrees to waive any monetary benefits or recovery against the Company in connection with any such charge, claim or proceeding without regard to who has brought such charge, claim or proceeding. Further, Employee may also make disclosures of information made confidential by this Agreement for accounting purposes, tax purposes, securing government benefits, or to Employee’s lawyer or accountant, and nothing herein prohibits Employee from disclosing any information or from making any statements as permitted or required by applicable law, including information with respect to a sexual assault dispute or sexual harassment dispute, or regarding sexual misconduct. No provision in this Agreement has the purpose or shall have the effect of concealing details relating to any claim of discrimination, retaliation, or harassment. The terms and conditions of this Section 10 shall be referred to herein as Employee’s “Protected

Page 6 Rights”. 11. Return of Company Property: Except as noted in this Agreement, by the Separation Date or upon earlier request by Company, Employee agrees to return to Company prior to the payment of any consideration under this Agreement, all documents, tangible things and/or all other items Employee has received or obtained from Company and/or property of Company including computer, mobile phone, keys, security cards, equipment, documents, supplies, customer lists, customer information, confidential documents and other materials, computer-recorded information, tangible property, correspondence and any other related information or materials or any kind which contain or embody any proprietary or confidential material of the Company (and all reproductions of such materials), regardless of the manner in which such information is stored. Employee further covenants and agrees that Employee shall not directly or indirectly access, interfere with, tamper with, alter, damage or destroy Company’s property, including electronic files, or any part thereof. The obligations under this Section are subject to Employee’s Protected Rights. If Employee fails to return any Company property, Company may in its sole discretion make written demand for its return and/or may take legal action to require return/payment. As allowed by applicable law, in the event Employee fails to return all Company property upon two written demands, Employee will be deemed to have agreed that Company property belongs to Company and that Employee is refusing to return Company property. Accordingly, Employee expressly agrees that a presumption shall be created that (1) Employee is required to return Company property; and (2) the applicable sums are due and owing. The demands shall be deemed received if sent to Employee’s last known address in Company’s payroll system, otherwise delivered to Employee’s actual address and/or actually received by Employee. Employee understands that the Company has relied upon Employee’s representation and that the return of Company property is an express condition of this Agreement. Employee further acknowledges and agrees that the Company shall have no obligation to make the payment(s) and provide the Separation Consideration unless and until Employee has satisfied all obligations pursuant to this Section and, in the event Employee has retained any Company property in violation of this Section, Employee shall be required to repay any Separation Consideration (on a gross-basis). 12. Knowing and Voluntary Release: (a) Employee further states that Employee has carefully read this Agreement and knows and understands its contents and that Employee executes it as Employee’s own free act and deed and enters into the Agreement knowingly and voluntarily. (b) Employee acknowledges and agrees that Employee has been given adequate time to consider this Agreement (at least for a period of twenty-one (21) days), has been advised to review this Agreement with Employee’s counsel, and has seven (7) days after signing this Agreement to revoke. Such revocation must be made in writing and sent to the Company’s Senior Vice President, Human Resources, Amber Thompson(athompson@eose.com) (the “Notice Person”) or her successor. If Employee signs this Agreement prior to the end of any consideration period described herein, Employee specifically acknowledges that Employee does so knowingly and voluntarily. By signing this Agreement and the Bring-Down Release (as defined below), Employee represents and warrants that Employee has carefully read and fully understands all the provisions of this Agreement, had knowingly and voluntarily entered into this Agreement, without duress or coercion, and has not heretofore assigned or transferred or purported to assign or transfer to any person or entity as of the claims described in Section 4 or any portion thereof or any interest therein. Employee understands that if Employee requests additional time to review the terms of this Agreement, a reasonable extension will be granted. (c) Employee hereby agrees to re-execute this Agreement and confirm all terms and conditions thereof on the Separation Date by signing the second signature line hereto and providing such executed Agreement to the Notice Person (the “Bring-Down Release”). Employee may revoke the Bring-Down Release after signing it by delivering a written notice of Employee’s decision to revoke within seven (7) days after the Separation Date (the “Bring-Down Revocation Period”). Employee understands that such written revocation must be sent to the Notice Person and, upon such revocation, Employee’s right to receive the

Page 7 Separation Consideration and other benefits outlined in this Agreement conditioned thereon shall be forfeited. Employee acknowledges and agrees that this Agreement shall not become effective until the first day after the seven (7) day Bring-Down Revocation Period (the “Bring-Down Release Effective Date”). (d) The consideration that Employee is eligible to receive under this Agreement will not be paid until the Bring-Down Release Effective Date. All applicable revocation and/or rescission periods set forth herein will run concurrently, subject to applicable law. 13. Disparaging Statements: Subject to Employee’s Protected Rights, Employee expressly agrees to refrain from making, or inducing others to make, any disparaging remarks concerning the Company, or making, or inducing others to make, any other statement, oral or written, which portrays the Company in an unfavorable light or subjects he, she or it or its products or services to scorn, obloquy or ridicule. The Company agrees that it will instruct its executive officers and directors to refrain from making any statements that are critical, disparaging, or derogatory about, or which injure the reputation of Employee. 14. Non-Waiver: No failure or delay by any Party in exercising any right, power or privilege under this Agreement shall constitute a waiver of such right, power or privilege, nor shall any single or partial exercise of such right, power or privilege preclude any other or further exercise of such right, power or privilege or the exercise of any right, power or privilege hereunder. 15. Notices: All notices, requests, demands, claims, and other communications made under this Agreement shall be in writing and be deemed duly given (a) when delivered personally to the recipient, (b) one (1) business day after being sent to the recipient by reputable overnight courier service to the address first listed above, or (c) immediately after being sent to the recipient by electronic mail. Either Party may change its address shown above by providing written notice to the other Party of such change. 16. Definitions and Headings: Unless otherwise expressly noted, all references to: (a) “Section” shall mean, with respect to such reference, each such section or subsection of this Agreement, and (b) “Exhibit” shall mean, with respect to any such reference, each such schedule or exhibit attached to this Agreement. The headings of any section or paragraph of this Agreement are for convenience of reference only and shall not be used to interpret any provision of this Agreement. 17. Severability: The provisions of this Agreement, including those in Exhibit A, are deemed severable, and the invalidity, illegality or unenforceability of one or more of such provisions shall not affect the validity, legality or enforceability of the remaining provisions. If the scope of any restriction or covenant contained herein should be or become too broad or extensive to permit enforcement thereof to its full extent, then the Court or Arbitrator (as applicable, per the dispute resolution agreement set forth above and Exhibit A) is specifically authorized by the Parties to enforce any such restriction or covenant to the maximum extent permitted by law, and Employee hereby consents and agrees that the scope of any such restriction or covenant may be modified accordingly in any proceeding brought to enforce such restriction or covenant. 18. Governing Law: This Agreement shall be governed, interpreted, and enforced by, under and in accordance with, the laws of the Commonwealth of Pennsylvania without regard to its otherwise applicable conflicts of laws rules. 19. Dispute Resolution: Employee agrees that, except as otherwise provided therein (including as provided under Section 10 with respect to Employee’s Protected Rights), any and all disputes that arise relating to Employee’s employment with Company, this Agreement and/or Employee’s separation from Company shall be resolved and/or determined through the dispute resolution procedures set forth in Exhibit A hereto. This Agreement does not prohibit Employee from filing claims under workers' compensation and unemployment insurance statutes. Moreover, civil complaints and/or appeals arising from such charge, claim, investigation, or proceeding are still subject to this dispute resolution agreement and must be mediated and/or

Page 8 arbitrated in accordance with the terms of this Agreement and Exhibit A. If Employee would otherwise be legally required to exhaust administrative remedies and/or any other prerequisites before bringing suit on any claim in court, Employee must exhaust his/her administrative remedies and/or satisfy any other legally required prerequisites before making a demand for mediation and/or binding arbitration of any such claims. This dispute resolution agreement applies to claims by Company and claims by Employee. 20. Clawback: Employee acknowledges and agrees that, to the extent permitted by governing law, Company’s Clawback Policy applies to any Incentive Compensation (as that term is defined in the Clawback Policy) paid by Company to Employee, whether under this Agreement or otherwise. 21. Compromises and Offers: This Agreement shall be deemed to fall within the protection afforded to compromises and offers to compromise by Federal Rule of Evidence 408 and/or its corresponding state counterpart until executed by all Parties and all contingencies satisfied. 22. Section 409A: The intent of the Parties is that the payments provided hereunder comply with Section 409A of the Internal Revenue Code of 1986, as amended (together with any rules or regulations promulgated thereunder, “Section 409A”), to the extent subject thereto. Company makes no representation that any or all of the payments described in this Agreement will be exempt from or comply with Section 409A and makes no undertaking to preclude Section 409A from applying to any such payment. If any provision of this Agreement contravenes Section 409A, the Company may reform this Agreement or any provision hereof to maintain to the maximum extent practicable the original intent of the provision without violating the provisions of Section 409A. For purposes of Section 409A, each payment made under this Agreement will be designated as a “separate payment” within the meaning of Section 409A. In no event shall the Company or its affiliates be liable for any additional tax, interest or penalty that may be imposed on Employee by Section 409A. With respect to the timing of payments of any deferred compensation payable upon a termination of employment hereunder, references in this Agreement to “termination of employment” (and substantially similar phrases) mean “separation from service” within the meaning of Section 409A. For the avoidance of doubt, it is intended that any expense reimbursement made to Employee hereunder is exempt from Section 409A; however, if any expense reimbursement hereunder is determined to be deferred compensation within the meaning of Section 409A, then (i) the amount of the expense reimbursement during one taxable year will not affect the amount of the expense reimbursement during any other taxable year, (ii) the expense reimbursement will be made on or before the last day of the year following the year in which the expense was incurred, and (iii) the right to expense reimbursement hereunder will not be subject to liquidation or exchange for another benefit. To the extent that Employee is a “specified employee” within the meaning of Section 409A as of the date of Employee’s separation from service (as determined by the Company), no amounts payable under this Agreement that constitute “deferred compensation” within the meaning of Section 409A that are payable on account of Employee’s separation from service shall be paid to Employee until the expiration of the six (6)-month period measured from the date of such separation from service (or, if earlier, the date of Employee’s death following such separation from service). Upon the first business day following the expiration of such delay period, all such amounts deferred pursuant to the preceding sentence will be paid to Employee (without interest). 23. Entire Agreement: This Agreement constitutes the entire agreement of the Parties, and fully supersedes any prior or contemporaneous written or oral agreements between the Parties, regarding the subject matter contained in this Agreement (including the Employment Agreement, with the exception of any confidentiality or non-disclosure, assignment of proprietary rights, or non-solicitation agreement(s) signed by Employee in connection with Employee’s employment with Company (including under Section 8 of the Employment Agreement) (the “Prior Agreements”), for which obligations remain in full force and effect and are in addition to the obligations set forth herein, and Employee expressly acknowledges Employee’s intent to adhere to the promises contained in those Prior Agreements. Employee also acknowledges that Employee has not relied on any representation, promises, or agreements of any kind made in connection with the decision to sign this Agreement, except for those set forth in this Agreement. No modification of this Agreement shall be binding or enforceable unless expressly agreed to by the Parties in writing.

Page 9 24. Assignment and Beneficiaries: Any assignment of this Agreement by any Party without the other Party’s prior written consent, not to be unreasonably withheld, shall not be permitted except for assignments to such Party’s affiliates. The terms, conditions and covenants of this Agreement shall be binding upon each Party, and each of its respective successors, and is for the benefit of each such Party and its successors and assigns. 25. Execution by Counterparts: This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signatures of any Party delivered by an electronic signature program (such as DocuSign), an email transmission in portable document format (also known as a “pdf.” file), or facsimile shall be deemed delivery of an original executed counterpart for all purposes and shall be binding on all Parties. 26. Joint Participation in Preparation of Agreement: The Parties participated jointly in the negotiation and preparation of this Agreement, and each party has had the opportunity to obtain the advice of legal counsel and to review, comment upon, and redraft it. Accordingly, it is agreed that no rule of construction shall apply against any party in favor of any party. This Agreement shall be construed as if the parties jointly prepared it, and any uncertainty or ambiguity shall not be interpreted against any one party and in favor of the other. [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Page 10 IN WITNESS WHEREOF, each Party, intending to be legally bound, hereby executes this Agreement as of the date set forth below. Company: Eos Energy Storage, LLC By: ___________________________ Date: ____________________ Employee: ___________________________ Nathan Kroeker Date: ___________________ BRING-DOWN RELEASE The Agreement and the terms and conditions thereof are ratified and confirmed as of the Separation Date. Accepted and Agreed by: ___________________________ Nathan Kroeker Date: ___________________

Exhibit A Dispute Resolution Procedures 1. Mediation: (a) If a dispute arises within the scope of this Agreement that was not resolved through consultation with Company’s Human Resources, the Parties shall first submit the dispute or controversy to non-binding mediation in accordance with the following procedure: Either Employee or Company can initiate the dispute resolution process by submitting a written request to mediate to the other Party. Requests to Company should be addressed to the attention of Company’s Legal Department. The mediation shall be held before a qualified neutral mediator and the mediation shall take place in the metropolitan area of the division or office to which the Employee was assigned at the time of the dispute. The Parties shall jointly designate a mediator. Within fifteen (15) business days of receipt of the initiating Party’s written request for mediation, the Parties shall exchange a written list of each Party’s proposed mediators and shall make a good faith effort to agree on a mutually acceptable mediator. If the Parties cannot agree on a mediator within thirty (30) business days of the date of the written request for mediation, the mediation will be administered by the American Arbitration Association ("AAA"), and AAA will designate a qualified mediator. The Employment Arbitration Rules and Mediation Procedures can be found at www.adr.org. (b) To initiate mediation proceedings with the AAA in circumstances where the Parties cannot agree on a mediator, the Party initiating the mediation request shall first notify the other Party in writing that no agreement can be reached on mediator selection, and then both Parties shall submit a “Request for Mediation Form” to the AAA. (Online forms are available at www.adr.org). The designated mediator shall have experience and expertise in the subject matter of the dispute. Company and the Employee are obligated to make a good faith effort to resolve the issue through mediation, and to participate in the mediation session to its conclusion. The Parties are entitled to a full day mediation session under this Agreement; however, the Parties may jointly agree to a half-day mediation session. Mediation sessions are to be conducted with as little formality and technicality as possible. The Parties shall equally share the costs of mediation, unless the Parties agree otherwise, and each Party shall bear its/his/her own attorneys’ fees and costs in connection with the mediation of any disputes under this Agreement. To ensure that mediation is held in a non-prejudicial manner and to encourage candid discourse among the Parties, all information disclosed in the course of mediation is to remain confidential. 2. Binding Arbitration: (a) If the dispute is not resolved through mediation, Employee and Company agree to resolve the dispute exclusively by binding arbitration under the Federal Arbitration Act (“FAA”) and this Agreement. Preliminary injunctive relief and other provisional remedies in aid of arbitration may be sought by either the Employee or Company in a court of competent jurisdiction under applicable law, but the arbitrator alone may award permanent injunctive relief. All proceedings shall be confidential as allowed by law. (b) Employee acknowledges and agrees that proceeding under this Agreement is the exclusive remedy for all disputes arising from or related to his/her employment with or separation from Company, as well as any disputes related to this Agreement. In addition, both Employee and Company agree to waive all rights to a civil court action regarding any disputes within the scope of this Agreement. This means that only the arbitrator, and not a judge or jury, will decide the dispute. (c) Arbitrations under this Agreement will be governed by the Federal Arbitration Act, 9 U.S.C. § 1 et seq., and resolved by a neutral arbitrator in a binding arbitration administered by the AAA under the arbitration-related portion of the AAA's Employment Arbitration Rules and Mediation Procedures (the "Arbitration Rules"), in effect on November 1, 2009, including indigency determination procedures. The Arbitration Rules are available at http://www.adr.org. In the case of a conflict between the AAA Rules and this Agreement, this Agreement shall control.

Page 12 (d) The interpretation and enforcement of this dispute resolution agreement shall be governed exclusively by the Federal Arbitration Act. Employee understands and agrees that this Agreement applies to all claims arising from or related to his/her employment, except claims filed under workers' compensation and unemployment insurance statutes and administrative charges filed under the National Labor Relations Act, Title VII, or other governmental agency charges, although civil complaints arising from such charges are still subject to this Agreement and must be submitted to confidential binding arbitration in accordance with the terms of this Agreement. As noted above, if Employee would otherwise be legally required to exhaust administrative remedies and/or any other prerequisites before bringing suit on any claim in court, Employee must exhaust his/her administrative remedies and/or satisfy any other legally required prerequisites before making a demand for arbitration of any such claims. All statutes of limitation that would be applied if the applicable dispute was filed in court of competent jurisdiction shall apply to disputes under this Procedure. In the event a court orders the Parties to arbitration and/or any other form of ADR under this Procedure in a case where the suit was initially filed within the applicable statute of limitations and within other applicable jurisdictional deadlines, the Party seeking affirmative relief in the case must make the required filings with AAA within 45 days of the date of the court order, or the case shall be dismissed with prejudice. Any case not submitted to Arbitration or filed in court within the applicable statute of limitations or other applicable jurisdictional deadline shall be subject to dismissal in accordance with applicable law. This provision is not intended to constitute a waiver of the obligations of the Parties to submit disputes in accordance with this policy, but as a time limit for cases not otherwise time-barred to be submitted to arbitration. (e) Unless otherwise agreed by the Parties, arbitration shall take place in the city in which the Division office of the division or corporate office or equivalent to which the Employee was assigned is located. Employee will pay AAA's filing fee for disputes arising under "employer-promulgated plans" under the Arbitration Rules and bear his/her own attorney's fees and costs of preparing the case, unless the arbitrator awards such fees and costs. The arbitrator is empowered to award attorneys’ fees and costs to either Party based on applicable law. Company will pay the remaining part of the filing fee, AAA's administrative fees for such disputes, and the fees and expenses of the arbitrator and it will provide or pay for the hearing facilities. Employee acknowledges that Company's payment of such fees shall in no way affect the neutrality of the arbitrator and will stipulate to same prior to the commencement of the arbitration. (f) In rendering an award, the arbitrator shall determine the rights and obligations of the Parties according to applicable law and the arbitrator's decision shall also be governed by applicable law, as though the matter were before a court of law. (g) Employee understands that, notwithstanding anything to the contrary in the AAA Arbitration Rules, and in consideration for the relaxed standards of evidence and speed of arbitration proceedings, Employee and Company agree to arbitrate any claims individually and further agree there shall be no class actions, collective actions, multi-plaintiff arbitrations, or class arbitrations of any claims within the scope of this Agreement. The arbitrator shall not have power to treat any claim as a class, collective, multi- plaintiff, or consolidated claim. This means that arbitration may only proceed on an individual basis. (h) Employee further understands that, notwithstanding anything to the contrary in the AAA Arbitration Rules, Employee and Company agree that formal discovery in any arbitration proceeding shall be limited to four (4) depositions per side; fifteen (15) interrogatories per side; and requests for production of documents/things shall be limited to thirty (30) document categories per side. Provided, however, that the arbitrator shall have the power to increase the number of depositions, document requests and interrogatories upon a showing of good cause and substantial need and that the requested discovery is not duplicative or cumulative and cannot be obtained by less-intrusive, less-burdensome, and less-expensive means. Documents and information that are equally available to each Party, such as information available in the public domain, may not be requested through discovery.

Page 13 (i) Employee and Company further agree that a Party may serve on the opposing Party an offer to settle, compromise and/or allow judgment on specified terms, in accordance with the requirements of any state or local law or rule providing for offers of settlement, compromise and/or judgment that exist in the geographic location of the arbitration proceeding. And any such offers shall be governed by applicable state or local law. If there is no applicable state or local law in effect concerning offers of settlement, compromise and/or judgment in the geographic location of the arbitration proceedings, the Parties are entitled to make an offer of judgment in accordance with the requirements of Rule 68 of the Federal Rules of Civil Procedure. If the opposing Party serves timely written notice accepting the offer, either Party may then file the offer and notice of acceptance, plus proof of service, with the arbitrator. The arbitrator must then enter a written arbitration award confirming judgment in accordance with the terms specified in the accepted offer. An unaccepted offer is considered withdrawn, but it does not preclude a later offer. The impact of an unsuccessful offer will be determined by the Arbitrator in accordance with applicable law. (j) Either Party may file dispositive motions of the kind allowed by the Federal Rules of Civil Procedure, and the arbitrator shall timely rule on such motions in accordance with applicable law. (k) Any arbitration award shall be accompanied by a written statement containing a summary of the issues in controversy, a description of the award, and an explanation of the essential findings and conclusions. Such decision shall be final, conclusive and binding on the Parties to the arbitration. The decision of the arbitrator shall be made within thirty (30) days following the close of the hearing. Employee and Company agree the award shall be enforceable by any state or federal court of competent jurisdiction within the state in which the Employee works or worked for Company at the time the dispute arose. (l) If any part of this arbitration procedure is in conflict with any applicable law, the law shall govern, and that part of this arbitration procedure shall be reformed and construed to the maximum extent possible in conformance with the applicable law. The arbitration procedure shall remain otherwise unaffected and enforceable. This Agreement is not intended to interfere with or restrict protected concerted activities pursuant to the National Labor Relations Act.

Exhibit B CERTIFICATION This Certification is provided by Nathan Kroeker (“Employee”) following his October 21, 2026 date of separation (“Separation Date”) from Eos Energy Storage LLC (the “Company”). The Parties’ relationship is set forth in a January 20, 2023 Employment Agreement (“Employment Agreement”). Employee acknowledges that certain provisions of the Employment Agreement continue to be in effect following Employee’s Separation Date. As defined in the Employment Agreement, Confidential Information includes “any confidential or proprietary trade secrets, customer lists, drawings, designs, marketing plans, management organization information …operating policies or manuals, business plans, financial records, other financial, commercial, business or technical information.” Employee acknowledges that Confidential Information belongs exclusively to the Company and Employee’s duty to not disclose any Confidential Information to anyone outside of the Company continues beyond Employee’s Date of Separation. As of the date indicated below, Employee certifies that the following actions have been taken. • Employee certifies that they have returned all Confidential Information including as well as all Company documents, tangible things and/or all other items Employee has received or obtained from Company and/or property of Company including computer, mobile phone, keys, security cards, equipment, documents, supplies, customer lists, customer information, and confidential documents. • To the extent that Employee has any paper documents that came from the Company including any and all marketing materials, Employee certifies that they have either returned the paper documents to Company or has destroyed same via confidential mode of disposal such as shredding. • Employee certifies that they have performed a good faith search of any electronic records for Confidential Information or Company property that may have been stored on any personal electronic device owned by Employee, such as personal computers, and that Employee has made reasonable efforts to permanently delete any and all such data from the hard drives. • Employee certifies that they have performed a good faith search of any electronic personal emails that may contain Confidential Information or Company records and Employee has made reasonable efforts to permanently delete any and all such emails. • Employee certifies that they have performed a good faith search of any additional electronically stored messages on his personal cell phone in the form of text message and has made reasonable efforts to permanently delete any text messages containing Confidential Information or Company information. The above is true and correct to the best of my knowledge, information and belief. ___________________________________________________ Date: ___________, ____, 2026 Nathan Kroeker